Filed pursuant to Rule 424(b)(3)
Registration No. 333-224889

PROSPECTUS SUPPLEMENT NO. 1

1,750,000 Common Shares

Auris Medical Holding AG

Common Shares

This Prospectus Supplement No. 1 (this “Prospectus Supplement”) amends and supplements our Prospectus dated June 14, 2018 (the “Prospectus”), which forms a part of our Registration Statement (our “Registration Statement”) on Form F-1 (Registration No. 333-224889). This Prospectus Supplement is being filed to amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in this Prospectus Supplement. The Prospectus and this Prospectus Supplement relate to the resale, from time to time, of up to 1,750,000 common shares of Auris Medical Holding AG, a stock corporation organized under the laws of Switzerland, by the selling shareholder, LPC Capital Fund, LLC.

This Prospectus Supplement includes information from our Current Report on Form 6-K, which was filed with the Securities and Exchange Commission on June 15, 2018.

This Prospectus Supplement should be read in conjunction with the Prospectus that was previously delivered, except to the extent that the information in this Prospectus Supplement updates and supersedes the information contained in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 15, 2018

Filing on Form F-1

On June 15, 2018, Auris Medical Holding AG (the “Company”) filed a Registration Statement on Form F-1 (the “Registration Statement”) in connection with a proposed public offering of 14,256,198 common shares (including the underwriters’ option to purchase additional common shares to cover over-allotments) and warrants to purchase common shares.